Translation

Exhibit 10.1

LABOR AGREEMENT

THIS INDIVIDUAL LABOR AGREEMENT FOR AN UNDETERMINED TIME IS EXECUTED ON THE ONE HAND BY TFM, S.A. DE C.V. (HEREINAFTER REFERRED TO AS THE “COMPANY”), HEREIN REPRESENTED BY PAUL J. WEYANDT, AS LEGAL ATTORNEY, AND ON THE OTHER BY FRANCISCO JAVIER RION DEL OLMO, (HEREINAFTER REFERRED TO AS THE “EMPLOYEE”), ON ITS OWN RIGHT, IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I. The “COMPANY” declares:

a)	That it is a sociedad anónima de capital variable, duly incorporated in accordance with the Mexican laws.

b)	That in accordance with its corporate purpose, it has the capacity to execute this agreement.

c)	That it is domiciled in Avenida Periferico Sur 4829, 4o Piso, Colonia Parques del Pedregal, Delegación Tlalpan, C.P. 14010, Mexico City, Federal District.

d)	That it requires the services of a qualified “EMPLOYEE” who has the knowledge to act as General Executive Director.

II. The “EMPLOYEE” declares:

a)	That he is named as stated in this agreement.

b)	That he is a Mexican citizen

c)	That he is 50 (fifty) years old.

d)	That he is married

e)	That he is of the male gender

f)	That he is domiciled at Hacienda de Tepeapulco No. 7. Colonia Hacienda de Vallescondido, Atizapán de Zaragoza, C.P. 52937, State of Mexico and states that in the event he changes the domicile stated in this agreement, he shall be bound to notify so in writing the “COMPANY” within a maximum term of five days as from the date when performing such change of domicile, provided that otherwise, last domicile provided as that authorized for any legal purpose resulting from this labor agreement and specially in accordance with Articles 47 and 991 of the Federal Labor Law shall be acknowledged.

Translation

g)	That he is aware of the work to be performed in the “COMPANY” and that eventually he may render his services for other affiliate companies and/or subsidiaries of TFM, S.A. de C.V. (from which the “COMPANY” is also a subsidiary) and that he agrees that he will be in touch with such companies and shall perform works therefor, but agreeing that his sole employer shall be the “COMPANY”.

h)	That he has the capacity and experience necessary to render his personal services to the “COMPANY”, with respect to the title for which he is been engaged and that as up to date, it has no criminal record, and has the legal capacity to render his services upon execution hereof.

i)	That he has read, understood and agreed with all the internal rulings applicable to the officers engaged by the “COMPANY”.

Based on the foregoing recitals, the parties agree to regulate the contractual labor relation in accordance with the following:

CLAUSES

ONE.- TERM OF THIS AGREEMENT. This labor agreement is executed for an undetermined time and may not be amended, suspended, terminated or completed but by the agreement of the parties and under the terms set forth by the Federal Labor Law and its applicable rulings. The “EMPLOYEE” shall start acting as General Executive Director of the “COMPANY” as from July 5, 2005. If the “COMPANY” terminates this labor agreement without any justified reason, the “COMPANY” and the “EMPLOYEE” agree that the sole obligation of the “COMPANY” shall be that of paying the “EMPLOYEE” an indemnification equal to the amount of a year of his daily salary, and any payment to the “EMPLOYEE” as indemnification set forth under the terms of the Federal Labor Law, its applicable rulings and this agreement shall be included within such indemnification of a year, provided payment of a year of salaries referred to in this clause is less to the amount of the legal benefits, shall be in favor of the employee, payment of the corresponding indemnification difference shall be in benefit of the “EMPLOYEE” without in any form, considering it the payment of accrued salaries, since such payment shall be made on the termination date.

TWO.- WORKING PLACE. The “EMPLOYEE” shall render his services for the “COMPANY” in any of the establishments of the “COMPANY” or where his services are needed, in accordance with the orders that for such purpose are instructed by the “COMPANY’S” representatives and therefore the “EMPLOYEE” shall be bound to render his services at the domicile of the establishments required or where the “COMPANY” has any establishment, including Mexico City and Monterrey. The “COMPANY” shall be empowered to transfer him to another location at any time prior notification and agreement between the parties if so.

THREE.- DURATION OF THE WORK SHIFT. Due to the nature of the title functions to be performed by the Employee, which are considered as non-unionized labors, the “EMPLOYEE” shall distribute his working shift in accordance with the Company’s operation needs.

Translation

FOUR. SERVICES RENDERED. The “EMPLOYEE” shall render his subordinated and personal services to the “COMPANY” with the category and occupying the General Executive Director Title, and the “EMPLOYEE” agrees to render such services on a subordinated basis, subject, at any time, to the Company’s Board of Directors’ instructions, the Executive Committee of the Board of Directors, or any other person or body appointed by the Board of Directors of the Company, and within his obligations, shall include those below:

a)	To be responsible to survey and supervise performance of all activities and operations of the Company, as required from time to time, in the understanding that the “EMPLOYEE” shall also have the obligation to perform all similar and related activities, all activities resulting from the business and industrial practices and all other activities necessary or convenient to comply with the purposes and goals of the Company.

b)	Devote all his labor time to perform the activities required by his employment, and shall not perform any other business or profitable activity while been employed by the “COMPANY” without prior consent in writing from the Company’s Board of Directors.

c)	The “EMPLOYEE” shall, during the term of his position, act on a responsible manner, complying with all policies applicable to the “COMPANY” and the instructions from the Company’s Board of Directors, as well as to observe the applicable legislation and foster his coworkers to act in the same manner.

d)	Services shall be mainly rendered at the Company’s facilities located at Avenida Periferico Sur 4829, 4o Piso, Colonia Parques del Pedregal, Delegación Tlalpan. C.P. 14010, Mexico City, Federal District or at any other place where the “COMPANY” has its main offices or at any of the domiciles of its affiliates or the companies with which the “COMPANY” has any sharing interest or business relations, but at any time the beneficiary and the person responsible for the relation regulated herein, shall be the company; and the “EMPLOYEE” as from that time acknowledges the “COMPANY” as its sole employer, and therefore an essential portion of the employee’s functions shall be to keep informed the “COMPANY” with respect to the development of his activities.

Regardless the foregoing, the “EMPLOYEE” shall perform all those activities including, without limitation, those derived and related to the main obligations of his position and all labor inherent or related with the main obligation, even when such activities are to be performed outside the working place, and without prejudice to the amount of his salary.

In the event that due to the services requirements to be rendered by the “EMPLOYEE” to the Company, the “EMPLOYEE” should be granted with powers of attorney as officer or legal attorney of any of the Company’s affiliated companies, this shall not imply existence of a labor relation between the “EMPLOYEE” and the “COMPANY” or companies that would grant him powers of attorney, since it is expressly acknowledged by the “EMPLOYEE” that the sole labor relation he will have will be that with the company, which is acknowledged from time to time, by the “EMPLOYEE” as his sole employer.

The “EMPLOYEE” shall render his services to the “COMPANY” under the direction thereof or the direction of its representatives, the authority of which shall be subordinated with anything referred to the title; and the “EMPLOYEE” shall perform this job with the appropriate intensity

Translation

and care, in the manner, time and place agreed upon, being the “COMPANY” fully empowered to modify the obligations of the “EMPLOYEE” without affecting his labor conditions, specially with respect to his salary.

FIVE. VACATIONS, VACATION BONUS, CHRISTMAS BONUS. The “EMPLOYEE” shall be entitled to an annual period of 25 days of vacations. The vacation period shall be on an annual basis and in no event shall be accrued.

In order to enjoy of the annual vacation period, the Company, at any time, and jointly with the “EMPLOYEE” shall determine the schedule, in order for the “EMPLOYEE” to enjoy the corresponding days of vacations.

The “EMPLOYEE” shall be entitled to the payment of the 50% vacation bonus on the number of days of vacations, which correspond thereto per year and such vacations shall be automatically and proportionally paid as from the time when the “EMPLOYEE” charges the salary corresponding to the appropriate month.

The “EMPLOYEE” shall be entitled to an annual Christmas bonus, as set forth in Article 87 of the Federal Labor Law in the amount of 30 (thirty) days of salary per daily rate, which shall also be paid on a proportional basis when his monthly salary is paid; the “EMPLOYEE” shall also be entitled to those mandatory holidays as set forth in Article 74 of such law, as well as to weekly holidays which shall be preferentially Saturdays and Sundays of each week.

SIX. TRAINING. The “EMPLOYEE” agrees to receive the training in accordance with the courses set forth within the plans and programs duly authorized by the Ministry of Labor and Social Prevision, under the terms of Title Four, Chapter III bis of the Federal Labor Law. The “EMPLOYEE” agrees to punctually attend the courses, group meetings and other activities forming part of the training process, and likewise to comply with the indications with respect thereto and take the evaluation and aptitude exam required in accordance with the terms of Article 153-H of the Federal Labor Law.

SEVEN. “SALARY”. The “EMPLOYEE” shall earn a gross monthly salary of $37,500.00 (thirty-seven thousand five hundred US dollars, 00/100 cents, lawful currency of the United States of America) before taxes corresponding to such amount which shall be paid in two installments, one the 15th day and the other on the last days of each month, at the “COMPANY’S” domicile or at the place stated therefor. The “COMPANY”, through its Board or Executive Committee, shall consider and set forth the salary of the General Executive Director on an annual basis, and with the market study (by Towers Perrin or any other consultant) and preparation of the budget for the following year. The prior salary shall include payment of the seventh day and the amount corresponding to the mandatory holidays, as well as the proportional part of the weekly holidays, in accordance with the provisions set forth in the Federal Labor Law, as well as any other benefit that in accordance with the Federal Labor Law corresponds thereto or by the specific standards applicable to the “COMPANY” due to its corporate activity.

Due to the nature of the “EMPLOYEE’S” functions, and upon request thereof, the “COMPANY” shall pay the salary corresponding thereto, by means of banking deposits, to the “EMPLOYEE’S” account stated for such purpose; And the “EMPLOYEE” shall be bound to subscribe all receipts and administrative controls being submitted by the “COMPANY”,

Translation

therefore, as from now it is set forth that the receipts or the banking deposit proofs shall be equivalent to the payment receipts, regardless they are signed or not by the “EMPLOYEE”.

EIGHT. The parties agree that the “EMPLOYEE” is bound to send “THE “COMPANY” in writing the bi-monthly receipt corresponding to the earnings to which he is entitled to, which shall include the earnings and deductions expressly accepted thereby, by signing in agreement for each of the periods such receipts cover, and making evident that in the event no concept per extra time appears is because the ”EMPLOYEE” did not work such extra time and therefore the broadest settlement through all benefits to which he was entitled to shall be extended, and any clarification or claim shall be made before subscribing the corresponding receipt.

NINE. “MEDICAL EXAMS”. The “EMPLOYEE” agrees, under the terms of the provisions set forth in fraction X of article 134 of the Federal Labor Law, to make all acknowledgements and medical examinations, the “COMPANY” indicates, as well as those corresponding in accordance with the Sanitary Rulings.

TEN. “CONFIDENTIALITY”. The “EMPLOYEE” acknowledges that he will have, due to the services agreed in this agreement, access to confidential information, manufacturing secrets, operation and business aspects of the “COMPANY”, which are considered as an industrial secret, and agrees not to disclose to third parties such information, except there is an express authorization in writing by the “COMPANY’S” representatives, and accepting the corresponding fines in the event of breaching this Clause.

ELEVEN. “INVENTIONS”. The “EMPLOYEE” expressly agrees that any finding, invention or improvement, or any other technological knowledge he discovers or contributes by the activities perform, whether individually or in team, during the performance of his duties in favor of the “COMPANY”, shall be the exclusive property of the “COMPANY”. By virtue thereto, the “EMPLOYEE” does not reserve any right nor action with respect to the use and/or exploitation of the finding, invention or technological knowledge mentioned above, since such activities are paid within the salary he receives per the job he was engaged for and therefore, the “EMPLOYEE” agrees to perform with the “COMPANY” all the corresponding management and proceedings in accordance with the law to perform the corresponding registration which shall be in the name of the “COMPANY” and that the “COMPANY” may perform the protection and/or exploitations of the industrial property rights mentioned above, and therefore, the “EMPLOYEE” agrees to sign any document and make any legal act required with such respect.

TWELVE. “JURISDICTION AND INTERPRETATION”. Provisions not set forth in this agreement shall be subject to the provisions of the Federal Labor Law and the Applicable Provisions; therefore, for the construction of this agreement, the parties expressly state their agreement and shall submit their differences, in the event of any dispute, to the competence of the Conciliation and Arbitration Federal Board corresponding thereto due to the domicile or place where the rendering of services is being performed.

Translation

Once this agreement was read, the parties aware of their contents and the obligations included therein, execute it as their free will in Mexico City, Federal District, on June 23, 2005.

The “COMPANY”
TFM, S.A. de C.V.

(ILLEGIBLE SIGNATURE)
By PAUL J. WEYANDT
Title: Interim Chief Financial Officer

The “EMPLOYEE”

(ILLEGIBLE SIGNATURE)
FRANCISCO JAVIER RION DEL OLMO

Translation

Mexico City, Federal District, June 23, 2005

FRANCISCO JAVIER RION DEL OLMO:

Regardless the benefits appearing in your Individual Labor Agreement dated June 23, 2005, you will be entitled to:

1. BONUS. In addition to your salary, you may receive a performance bonus, which, if applicable, shall be determined in accordance with the compliance of the goals of the particular are in the “COMPANY” where you render your services, and according to the assessment made by the Board of Directors, in accordance with the policy in force each year. The Board of Directors shall determine yearly goals such as the “minimum, objective, and maximum” goals. If the company has an objective goal, the performance bonus for the General Executive Director level may not exceed 45% of the annual base salary amount to be accrued. To receive the performance bonus, the COMPANY must achieve the Objective Goal. The Board of Directors shall determine the performance bonus for the results between the minimum and the objective goals, and for the maximum goal and a better one. The performance bonus shall be annually paid provided the terms and conditions for its execution are complied with.

The Company shall pay the aforementioned bonus, by means of the banking deposit systems, to the account you state for such purpose; and you shall be bound to subscribe the corresponding receipt, therefore as from now it is set forth that the slips or banking deposit proofs shall be equivalent to the payment receipts, regardless they are signed by you or not.

2. AUTOMOBILE. In order to perform your duties, an automobile and a driver shall be provided to you as a work tool and this car shall be owned by the Company, therefore, the Company shall pay the corresponding insurance, as well as the holding tax. On the other hand, you are bound to keep the automobile in the same conditions as received, except for the normal wear and tear. Likewise, you agree to pay the gasoline consumption as well as the verification expenses, services and repairs when so required.

3. RESTRICTED SHARES. The Company shall grant, in order to align its interests with the parent company shareholders’ interests, 40,000 shares of Kansas City Southern, which are restricted for five years and subject to all the terms and conditions set forth in the shares plan attached hereto, plan which was read and its content and legal scope were disclosed. These shares may not be due nor conveyed within the following five years as from the execution of the Individual Labor Agreement, except for that specifically set forth in such plan.

4. INSURANCE. During the term the labor relationship lasts, the Company is bound to engage the accident insurance and the major medical insurance as well as the life insurance under the terms of the existing policy in the Company for its executives.

5. GENERAL CONDITIONS. You expressly agree to be subject to the general labor conditions set forth by the Company, as well as to the technical and administrative order regulations directly prepared by the Company for the execution, work coordination and other internal

Translation

policies. Therefore, you agree to observe, respect and comply with all and any of the policies, standards and conditions which have been delivered to you, and upon execution hereof, you state your agreement and express compliance with the terms thereof.

TFM, S.A. de C.V.

(ILLEGIBLE SIGNATURE)
By PAUL J. WEYANDT
Title: Interim Chief Financial Officer

In agreement:

(ILLEGIBLE SIGNATURE)
FRANCISCO JAVIER RION DEL OLMO